EXHIBIT 32.1

Mercury Computer Systems, Inc.

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mercury Computer Systems, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), we, Mark Aslett, President and Chief Executive Officer of the Company, and Robert E. Hult, Senior Vice President, Chief Financial Officer, and Treasurer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that to our knowledge the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2011

/S/ MARK ASLETT
Mark Aslett
PRESIDENT AND CHIEF EXECUTIVE OFFICER

/S/ ROBERT E. HULT
Robert E. Hult
SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND TREASURER

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.